Exhibit 99.1

SpringWorks Therapeutics Announces Executive Leadership Promotions

STAMFORD, Conn., December 15, 2020 – SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, announced today that Badreddin Edris, Ph.D., currently Chief Business Officer, has been promoted to Chief Operating Officer, and L. Mary Smith, Ph.D., currently Senior Vice President of Clinical Research and Development, has been promoted to Chief Development Officer.

“Badreddin and Mary have demonstrated exceptional leadership and execution in their respective roles, which have been critical to the growth of SpringWorks, and it is my great pleasure to announce their promotions,” said Saqib Islam, Chief Executive Officer of SpringWorks. “They both embody SpringWorks’ core values, continuously looking for opportunities on behalf of the patients we ultimately work for. I look forward to partnering with them and the rest of our experienced leadership team as we advance our ten clinical development programs for patients with severe rare diseases and cancer.”

Dr. Edris joined SpringWorks in 2018 as Chief Business Officer to lead the company’s corporate strategy, business development and intellectual property efforts. During his tenure, he has played a pivotal role in advancing the company’s strategy to develop nirogacestat as a cornerstone of BCMA combination therapy for multiple myeloma as well as in the company’s expansion into biomarker-defined metastatic solid tumors. Dr. Edris’ professional experience spans private and public equity investing, company formation and operations, corporate and business development, and strategic and product planning in the biotechnology industry. Prior to joining SpringWorks, Dr. Edris was an investment and operating professional on the private equity team at OrbiMed. Dr. Edris also co-founded and held operating roles at two OrbiMed portfolio companies, Silverback Therapeutics (Nasdaq: SBTX), where he was Chief Business Officer, and Edgewise Therapeutics, where he was Chief Operating Officer. Before OrbiMed, Dr. Edris was a management consultant at Bain & Company, where he collaborated with global pharmaceutical and biotechnology companies on a range of strategic and operational projects. Dr. Edris received his Ph.D. in Genetics from Stanford University, where he was an NSF research fellow.

Dr. Smith joined SpringWorks at the company’s inception in 2017 and was a founding member of the management team. During her tenure, she has designed and executed SpringWorks’ clinical development programs, including advancing the company’s lead programs into potentially registrational trials, led the regulatory strategy for the company’s lead assets, and built a leading clinical development, manufacturing, and quality organization. Prior to joining SpringWorks, Dr. Smith was the Executive Vice President of Gene Therapy at Bamboo Therapeutics, a wholly owned subsidiary of Pfizer, where she led several key gene transfer programs for rare genetic diseases. Prior to joining Bamboo, Dr. Smith was the Vice President of Product Development at United Therapeutics (Nasdaq: UTHR), where she was responsible for development programs in oncology, regenerative medicine and virology. She also held other positions of increasing responsibility at several biotech companies throughout her 20+ year career. Dr. Smith holds a Ph.D. in Microbiology/Immunology from the University of New Hampshire and received her postdoctoral training at Emory University under a NIH postdoctorate research fellowship.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for underserved patient populations suffering from devastating rare diseases and cancer. SpringWorks has a differentiated portfolio of small molecule targeted oncology product candidates and is advancing two potentially registrational clinical trials in rare tumor types, as well as several other programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with industry leaders to expand its portfolio. For more information, visit www.springworkstx.com and follow @SpringWorksTx on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ clinical trials and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to SpringWorks’ financial results, the timing for completion of SpringWorks’ clinical trials of its product candidates, whether and when, if at all, SpringWorks’ product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, uncertainties and assumptions regarding the impact of the COVID-19 pandemic on SpringWorks’ business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, competition from other biopharmaceutical companies, and other risks identified in the section entitled “Risk Factors” in Item 1A of Part II of SpringWorks’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as discussions of potential risks, uncertainties and other important factors in SpringWorks’ subsequent filings with the Securities and Exchange Commission. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Contact

Kim Diamond
Phone: 203-561-1646
Email: kdiamond@springworkstx.com

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